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Exhibit (a)(2)(B)

GFI Board, Upon the Unanimous Determination and Recommendation of the Special Committee, Rejects Unsolicited Tender Offer from BGC Partners

Urges Stockholders Not to Tender Their Shares

        NEW YORK, NEW YORK, November 4, 2014—GFI Group Inc. ("GFI" or the "Company") (NYSE: GFIG), a leading intermediary and provider of trading technologies and support services to the global OTC and listed markets, today announced that its board of directors (the "Board") (other than Messrs. Gooch and Heffron, both of whom abstained), after careful consideration, unanimously determined to reject the unsolicited tender offer from BGC Partners, Inc. ("BGC") (NASDAQ: BGCP) to acquire all of the outstanding shares of common stock of the Company for $5.25 per share in cash (the "Offer"). The Board carefully considered the unanimous determination and recommendation of the special committee of the Board (the "Special Committee") to reject the Offer after consultation with its independent financial advisor and outside legal counsel. The Special Committee and the Board determined that the Offer is highly conditional and is not in the best interests of GFI or its stockholders. Accordingly, the Board recommends that GFI stockholders reject the Offer and not tender their shares into the Offer. The Board has not changed its recommendation with respect to, and continues to support, the pending transaction with CME Group Inc. (NASDAQ: CME).

        The reasons for the Special Committee's and the Board's recommendation to reject the Offer are set forth in a Schedule 14D-9, being filed by GFI with the Securities and Exchange Commission ("SEC") today, which is also being disseminated to stockholders. The Company's Schedule 14D-9 will also be available on the SEC's website at www.sec.gov and on the Company's website at www.gfigroup.com.

About GFI Group Inc.

        GFI Group Inc. is a leading intermediary in the global OTC and Listed markets offering an array of sophisticated trading technologies and products to a broad range of financial market participants. More than 2,500 institutional clients benefit from GFI's know-how and experience in operating electronic and hybrid markets for cash and derivative products across multiple asset classes, including fixed income, interest rates, foreign exchange, equities, energy and commodities. GFI's brands include Trayport®, a leading provider of trading solutions for energy markets worldwide and FENICS®, a market leader in FX options software.

        Founded in 1987 and headquartered in New York, GFI employs over 2,000 people globally, with additional offices in London, Paris, Brussels, Nyon, Dublin, Madrid, Sugar Land (TX), Hong Kong, Tel Aviv, Dubai, Manila, Seoul, Tokyo, Singapore, Sydney, Cape Town, Santiago, Bogota, Buenos Aires, Lima and Mexico City.

Additional Information About the BGC Tender Offer

        The Company has filed a solicitation/recommendation statement with respect to the tender offer with the SEC. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE SOLICITATION/RECOMMENDATION STATEMENT WITH RESPECT TO THE TENDER OFFER AND OTHER DOCUMENTS THAT ARE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the solicitation/recommendation statement with respect to the tender offer (when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov or at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC's website for further information on its public reference room. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company's website at http://www.gfigroup.com or by contacting the Company's Investor Relations Department at (212) 968-4167.

Important Information for Investors and Stockholders

        In connection with the proposed transaction between the Company and CME Group Inc. ("CME"), CME filed on October 16, 2014 a registration statement on Form S-4 that includes a preliminary proxy statement of the Company that also constitutes a preliminary prospectus of CME. These materials are not yet final and may be amended. The definitive proxy statement/prospectus will be mailed to stockholders of the Company. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT/PROSPECTUS AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, AS WELL AS OTHER DOCUMENTS FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of the registration statement and the proxy statement/prospectus and other documents filed with the SEC by CME and the Company through the website maintained by the SEC at http://www.sec.gov or at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC's website for further information on its public reference room. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company's website at http://www.gfigroup.com or by contacting the Company's Investor Relations Department at (212) 968-4167. Copies of the documents filed with the SEC by CME will be available free of charge on CME's website at http://www.cmegroup.com or by contacting CME's Investor Relations Department at (312) 930-8491.

Participants in the Solicitation for the Proposed Merger Between the Company and CME

        The Company and its directors, executive officers and certain of its employees may be considered participants in the solicitation of proxies in connection with the proposed transactions involving the Company and CME. Investors and security holders may obtain more detailed information regarding the names, affiliates and interests of the Company's directors and executive officers by reading the Company's Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on March 13, 2014, its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on April 22, 2014, and its Current Report on Form 8-K filed with the SEC on July 25, 2014. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is or will be contained in the proxy statement/prospectus and other relevant materials filed with the SEC. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to appropriate registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward-Looking Statements

        Certain matters discussed in this Current Report on Form 8-K and the exhibits incorporated herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to (i) plans, objectives, expectations and intentions; (ii) other statements contained in this communication that are not historical facts; and (iii) other statements identified by words such as "anticipate," "believe," "estimate," "may," "might," "intend," "expect" and similar expressions. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreements involving the Company and CME; the inability to complete the proposed merger involving the Company and CME due to the failure to obtain the required stockholder approval; the inability to satisfy the other conditions to the closing of the proposed merger involving the Company and CME or the tender offer by BGC, including without limitation the receipt of necessary governmental or regulatory approvals required to complete either transaction; the risk that either transaction disrupts current plans and operations and/or increases operating costs and the potential difficulties in customer loss and employee retention as a result of the announcement and consummation of either transaction; the outcome of any legal proceedings that may be instituted against the Company, CME, BGC or others following announcement of either transaction; economic, political and market factors affecting trading volumes; securities prices or demand for the Company's brokerage services; competition from current and new competitors; the Company's ability to attract and retain key personnel, including highly-qualified brokerage personnel; the Company's ability to identify and develop new products and markets; changes in laws and regulations governing the Company's business and operations or permissible activities; the Company's ability to manage its international operations; financial difficulties experienced by the Company's customers or key participants in the markets in which the Company focuses its services; the Company's ability to keep up with technological changes; and uncertainties relating to litigation and the Company's ability to assess and integrate acquisition prospects. Further information about factors that could affect the financial and other results of the Company is included in its filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

        These forward-looking statements speak only as of the date hereof. Except for the ongoing obligations of the Company to disclose material information under the federal securities laws, the Company undertakes no obligation to revise or update publicly any forward-looking statement, except as required by law. Other factors that may impact the forward-looking statements are described in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2013 and Forms 10-Q. For additional information on the Company, please visit the Company's website at http://www.gfigroup.com.

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  Exhibit (a)(2)(B)
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